Exhibit 21.1

Subsidiaries of Ranger Oil Corporation

Name	Jurisdiction of Organization
Albany Services, L.L.C.	Texas
Boland Building, LLC	Texas
Eagleford Gas, LLC	Texas
Eagleford Gas 2, LLC	Texas
Eagleford Gas 3, LLC	Texas
Eagleford Gas 4, LLC	Texas
Eagleford Gas 5, LLC	Texas
Eagleford Gas 6, LLC	Texas
Eagleford Gas 7, LLC	Texas
Eagleford Gas 8, LLC	Texas
Eagleford Gas 10, LLC	Texas
Eagleford Gas 11, LLC	Texas
La Salle Eagle Ford Gathering Line LLC	Texas
Lonestar BR Disposal LLC	Texas
Lonestar Operating, LLC	Texas
Lonestar Resources America LLC	Delaware
Lonestar Resources, LLC	Delaware
Penn Virginia Holdings, LLC	Delaware
Penn Virginia Oil & Gas, LLC	Virginia
Penn Virginia Oil & Gas, L.P.	Texas
Penn Virginia Oil & Gas GP LLC	Delaware
Penn Virginia Oil & Gas LP LLC	Delaware
Penn Virginia MC, LLC	Delaware
Penn Virginia MC Energy L.L.C.	Delaware
Penn Virginia MC Operating Company L.L.C	Delaware
Penn Virginia MC Gathering Company L.L.C.	Oklahoma
Penn Virginia Resource Holdings, LLC	Delaware
Pi Merger Sub LLC	Delaware
Poplar Energy, LLC	Texas
PV Energy Holdings GP, LLC	Delaware
PV Energy Holdings, L.P.	Delaware
T-N-T Engineering, LLC	Delaware